EXHIBIT 10.3

COLLATERAL ASSIGNMENT AND ASSUMPTION OF LEASE
TO EVOS USA, INC. DATED DECEMBER 14, 2005

COLLATERAL ASSIGNMENT AND ASSUMPTION OF LEASE

THIS COLLATERAL ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is effective as of the effective date of the Lease (as defined below), between and among EVOS USA, INC., a Florida corporation with its principal place business at 609 South Howard Avenue, Tampa, Florida 33606 (“we,” “us,” “our” or the “Franchisor”), and, HEALTHY FAST FOOD, Inc., whose current principal place of business is 1075 American Pacific – Suite C, Henderson, NV 89074 (“you”, “your” or the “Franchisee”).  You and we are sometimes referred to collectively as the “parties” or individually as a “party.”

BACKGROUND INFORMATION

We entered into that certain Franchise Agreement (the “Franchise Agreement”) effective as of December 14, 2005, with you, pursuant to which you plan to own and operate a franchised EVOS® Restaurant (“EVOS® Restaurant”) located at ___________________________________________ (the “Site”).  In addition, pursuant to that certain Lease Agreement (the “Lease”), you have leased or will lease certain space containing the Site described therein from ___________________________ (the “Lessor” or “Landlord”).  The Franchise Agreement requires you to deliver this Assignment to us before you open your EVOS® Restaurant and commence business.

OPERATIVE TERMS:

We and you agree as follows:

1.           Background Information.  The background information is true and correct.  This Assignment will be interpreted by reference to, and construed in accordance with, the background information.  Terms not otherwise defined in this Assignment will have the meanings as defined in the Lease.

2.           Indemnification.  You agree to indemnify and hold us and our affiliates, stockholders, directors, officers and representatives (collectively, the “Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, proceedings, demands, damages, judgments, injuries, attorneys’ fees, costs and expenses that any of the Indemnified Parties incur as a result of any claim brought against any of the Indemnified Parties or any action which any of the Indemnified Parties are named as a party or which any of the Indemnified Parties may suffer, sustain or incur by reason of, or arising out of, your breach of any of the terms of the Lease, including the failure to pay rent or any other terms and conditions of the Lease.

3.           Collateral Assignment.  You grant to us a security interest in and to the Lease, all of the furniture, removable trade, fixtures, inventory, licenses and supplies located in the Site and the franchise relating to your EVOS® Restaurant, and all of your rights, title and interest in and to the Lease as collateral for:  (a) the payment of any obligation, liability or other amount owed by you or your affiliates to the Lessor arising under the Lease; (b) for any default or breach of any of the terms and provisions of the Lease; and (c) for any default or breach of any of the terms and provisions of the Franchise Agreement.  The term “Collateral” shall specifically exclude any items which are fixtures and thus property of the landlord under Florida law and any personal property or other items owned by Landlord.  In the event of a breach or default by you under the terms of the Lease, or in the event we make any payment to the Lessor as a result of your breach of the Lease, then such payment by us, or such breach or default by you, will at our option be deemed to be an immediate default under the Franchise Agreement, and we will be entitled, subject to Section 16 hereof, to the possession of the Site and to all of your rights, title and interest in and to the Lease and to all other remedies described herein, in the Franchise Agreement or at law or in equity, without prejudice to any of our other rights or remedies under any other agreements or under other applicable laws or equities.  This Assignment will constitute a lien on your interest in and to the Lease until satisfaction in full of all amounts owed by you to us.  In addition, our rights, as provided by this Assignment, to assume all obligations under the Lease are totally optional on our part, to be exercised in our sole discretion.  You will execute any and all Uniform Commercial Code financing statements and all other documents and instruments deemed necessary by us to perfect or document the interests and assignments granted herein.

4.           No Subordination.  Other than the lien created by this Assignment, the Franchise Agreement, the Lessor’s lien under the Lease, liens securing bank financing for your operations in the Site, and the agreements and other instruments referenced herein, and any mortgage debt of the Lessor (provided Lessor’s mortgagee enters into a non-disturbance agreement), you will not permit the Lease to become subordinate to any lien without first obtaining our written consent.  You will not terminate, modify or amend any of the provisions or terms of the Lease without our prior written consent.  Any attempt at termination, modification or amendment of any of the terms without such written consent will be null and void.

5.           Exercise of Remedies.  Subject to Section 16 hereof, we will be entitled to exercise any one or more of the following remedies in our sole discretion in the event of any default by you under the terms of the Lease or the Franchise Agreement:

(a)           to take possession of the Site, or any part thereof, personally, or by our agents or attorneys;

(b)           to, in our discretion, without notice and with or without process of law, enter upon and take and maintain possession of all or any part of the Site, together with all of your furniture, fixtures, inventory, books, records, papers and accounts;

(c)           to exclude you, your agents or employees from the Site;

(d)           as attorney-in-fact for you, or in our own name, and under the powers herein granted, to hold, operate, manage and control the EVOS® Restaurant and conduct the business, if any, thereof, either personally or through our agents, with full power to use such legally rectifiable measures which may, in our sole discretion, be deemed proper or necessary to cure such default, including actions of forcible entry or detainer and actions in distress of rent, hereby granting full power and authority to us to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter;

(e)           to cancel or terminate any unauthorized agreements or subleases you entered into, for any cause or ground which would entitle us to cancel the same;

(f)           to disaffirm any unauthorized agreement, sublease or subordinated lien and, with Lessors consent, which shall not be unreasonably withheld, conditioned, or delayed, to make all necessary or proper repairs, decorations, renewals, replacements, alterations, additions, betterments and improvements to the Site that are in our sole discretion judicious;

(g)           to insure and reinsure the same for all risks incidental to our possession, operation and management thereof; and/or

(h)           notwithstanding any provision of any agreement to the contrary, to declare all of your rights but not obligations under the Franchise Agreement to be immediately terminated as of the date of your default under the Lease.

If Franchisor exercises its rights hereunder and removes fixtures and personalty from the Site, Franchisor shall repair any damage caused by Franchisor in connection with such removal.

6.           Power of Attorney.  You irrevocably appoint us as your true and lawful attorney-in-fact and authorize us, upon any default under the Lease or under the Franchise Agreement, with or without taking possession of the Site, to operate, rent, lease, and manage the Site to or by any person, firm or corporation upon such terms and conditions as we may determine in our discretion, and with the same rights and powers and immunities, exoneration of liability and rights of recourse and indemnity as we would have upon taking possession of the Site pursuant to the provisions set forth in the Lease and this Assignment.  The power of attorney conferred upon us pursuant to this Assignment is a power coupled with an interest and cannot be revoked, modified or altered without our written consent.

7.           Election of Remedies.  The provisions set forth in this Assignment will be deemed a special remedy given to us and will not be deemed to exclude any of the remedies granted in the Franchise Agreement or any other agreement between you and us, but will be deemed an additional remedy and will be cumulative with the remedies therein and elsewhere granted to us, all of which remedies will be enforceable concurrently or successively.  No exercise by us or any of the rights hereunder will cure, waive or affect any default hereunder or default under the Franchise Agreement.  No inaction or partial exercise of rights by us will be construed as a waiver of any of our rights and remedies and no waiver by us of any such rights and remedies will be construed as a waiver by us of any future rights and remedies.

8.           Copies of Reports.  Franchisee hereby agrees that it will provide to Franchisor copies of all reports and information that Franchisee must provide to Landlord under the Lease.  Franchisee expressly permits the Lessor to deliver to us all reports and information that you must provide it under the Lease.  The Lessor agrees to send us copies of such reports on a timely basis, upon written request, but no more than twice per calendar year during the term of the Lease.  Any agreement that is made between Landlord and Franchisee shall contain such language as to provide for the timely and regular reporting of such information to Franchisor and notice of any and all delinquency or defaults by Franchisee under the Lease or pending forfeiture of Franchisee’s rights under the Lease.

9.           Binding Effect.  This Assignment and all provisions herein will be binding upon and inure to the benefit of the parties and their respective successors-in-interest, heirs, and successors and assigns, except as otherwise provided herein.  All individuals executing on behalf of entities, corporate or otherwise, hereby represent and warrant that such execution has been duly authorized by all necessary authorizations and approvals.

10.           Assignment to Control.  This Assignment will govern and control over any conflicting provision in the Lease; provided that this agreement shall in no way limit or abridge the rights of Lessor under the Lease except as otherwise provided herein.

11.           Attorney’s Fees, Etc.  In any action or dispute, at law or in equity, that may arise under or otherwise relate to this Assignment, the prevailing party will be entitled to reimbursement of its attorneys’ fees, costs and expenses from the non-prevailing party.  The term “attorneys’ fees” means any and all charges levied by an attorney for his or her services including time charges and other reasonable fees including paralegal fees and legal assistant fees and includes fees earned in settlement, at trial, appeal or in bankruptcy proceedings and/or in arbitration proceedings.

12.           Severability.  If any of the provisions of this Assignment or any section or subsection of this Assignment are held invalid for any reason, the remainder of this Assignment or any such section or subsection will not be affected thereby and will remain in full force and effect in accordance with its terms.

13.           Governing Law and Forum.  This Assignment and the rights and obligations of the parties hereunder shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Florida except to the extent of procedural and substantive matters relating only to the creation, perfection, foreclosure, and enforcement of rights and remedies against the Site, which such matters shall be governed by the laws of the State where the Site is located.

The parties hereby agree that any action relating to this Assignment (other than those procedural and substantive matters regarding the foreclosure and enforcement of right and remedies against the Site) shall be brought in the State of Federal Courts of general jurisdiction in the Hillsborough County, Florida; and the parties irrevocably submit to the jurisdiction of such courts and waive any objection they may have to either the jurisdiction or venue of such court.

14.           Headings.  The headings contained in this Assignment are for convenience of reference only and must not in any way modify or limit the meaning or interpretation of this Assignment.

15.           Pronouns and Gender.  All terms and words used in this Assignment, regardless of the number or gender in which they are used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Assignment or any section, subsection, paragraph or clause may require, as if such words had been fully and properly written in the appropriate number and gender.

16.           Franchisor’s Option of Assumption.  Landlord hereby consents to Franchisor’s assumption of all of Franchisee’s rights and obligations under the Lease upon the occurrence of either of the following events under the terms and conditions set forth herein:

(a)           Default of Franchisee under the Lease:  Landlord shall immediately send to Franchisor notice of default by Franchisee under the Lease, regardless of whether or not Landlord is obligated to deliver such notice to Franchisee under the Lease.  If Franchisee fails to cure the default within the period specified within the Lease, then Landlord shall, within one business day following the expiration of such cure period, give Franchisor written notice thereof, specifying the default Franchisee has failed to cure, and shall offer Franchisor the option to assume Franchisee’s interest in the Lease (the “Assumption Notice”) so long as Franchisor cures Franchisee’s defaults capable of being cured by Franchisor.  Landlord shall attach a complete copy of the Lease and any amendments thereto to the Assumption Notice.  If Franchisor accepts the Assumption Notice, Franchisor must send written notice of its acceptance to Landlord and Franchisee (the “Acceptance”) within fifteen (15) business days after receipt of the Assumption Notice from Landlord.  Failure of Franchisor to send the Acceptance shall constitute a waiver of Franchisor’s right to assume the Lease.  In the event that Franchisor accepts the Assumption Notice, then Franchisor, in order for the offer and acceptance thereof to remain in full force and effect, must cure the Franchisee’s defaults that are capable of being cured by Franchisor within five (5) business days of such acceptance (if such default is monetary), or within thirty (30) days of such acceptance if such default is non-monetary.  If Franchisor is not capable of curing such non-monetary default during said thirty (30) days, an extension of an additional thirty (30) days shall be granted provided Franchisor is diligently pursuing such cure.  Failure of Franchisor to effect such cure within such time periods shall constitute a rejection of the Assumption Notice.

(b)           Upon Termination of the Franchise Agreement.  If during the term of the Lease or any extensions thereof, Franchisor notifies Landlord, in writing, that Franchisee’s Franchise Agreement with Franchisor has been terminated, then Landlord shall promptly give Franchisor written notice specifying any defaults, if any, of the Franchisee under the Lease, and shall offer Franchisor the option to assume all of Franchisee’s interest in the Lease in accordance with the terms and conditions of 16(a) hereof.

17.           Assignment to Franchisor.  In the event Franchisor elects to assume Franchisee’s interest in the Lease in accordance with the terms set forth in Section 16 hereof, Franchisee shall promptly vacate the premises and Landlord shall promptly deliver possession of the same to Franchisor provided that Franchisor has executed and delivered an assignment and assumption agreement to Landlord, in a form mutually agreeable to Landlord and Franchisor, and has agreed to cure all of Franchisee’s defaults capable of being cured by the Franchisor.  Franchisee agrees that Landlord is not liable and shall indemnify and hold Landlord harmless in the event that Landlord transfers interest in the Lease to Franchisor in accordance with either (a) or (b) above.  After Franchisor assumes Franchisee’s interest under the Lease, Franchisor may, at any time, assign such interest or sublet the premises to one of its Franchisees upon written notice to Landlord, provided such franchisee is of same, or greater, net worth as Franchisee hereunder.  Upon such transfer, Franchisor will have no further liability or obligation to Landlord under the Lease accruing after such transfer, and Landlord shall deliver to Franchisor a Collateral Assignment and Assumption of Lease Agreement in a form substantially similar to this Agreement.

18.           Amendment of Lease.  Franchisee shall not cancel, terminate, modify, or amend the Lease without Franchisor’s prior written consent, which shall not be unreasonably withheld.  Franchisor hereby agrees to respond to a request for approval of an amendment of the Lease within ten (10) business days after receipt of such request.  Franchisor’s failure to respond to such request within the ten (10) business day period shall be deemed an approval of the requested amendment.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the day and year first above written.

Witnesses as to Franchisor:	THE "FRANCHISOR":

EVOS USA, INC.
609 South Howard Avenue, Tampa, FL 33606
Print Name:	(813) 258-0005

Title:
Name: Date:
Print Name:	Signature:
(SEAL)

Witnesses as to Franchisee:	THE "FRANCHISEE":

HEALTHY FAST FOOD, INC.
/s/ Robert Hagaer	Address of Note: 1075 American Pacific-Suite C,
Print Name: Robert Hagaer	Henderson, NV 89074

Title: President
/s/ Shariar Choudhory	Name: Gregory Janson Date: 12/14/05
Print Name: Shariar Choudhory	Signature: /s/ Gregory R. Janson
(SEAL)

    The Lessor hereby consents, agrees with, approves of and joins in with this COLLATERAL ASSIGNMENT AND ASSUMPTION LEASE.

Witnesses as to Lessor:	THE "LESSOR":

Address of Note:
Print Name:

Title:
Name: Date:
Print Name:	Signature:
(SEAL)